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                                                                       Exhibit j


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" and to the incorporation by reference of our report dated May 17, 2007 of the Van Kampen Mid Cap Growth Fund in the Registration Statement (Form N-1A) of the Van Kampen Equity Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 67 to the Registration Statement under the Securities Act of 1933 (Registration No. 033-08122) and related Prospectus and Statement of Additional Information dated December 28, 2007 as filed pursuant to Rule 497 under the Securities Act of 1933 on January 14, 2008.


                                                      ERNST & YOUNG LLP

Chicago, Illinois
January 14, 2008